                                                                      Exhibit 11


                      ROY F. WESTON, INC. AND SUBSIDIARIES

               STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE




                                                      Three Months Ended September 30,
                                                      --------------------------------
                                                              1995          1994
                                                              ----          ----
                                                            (Thousands of Dollars)
  PRIMARY
  -------

  Net income ........................................   $       748       $         9
                                                        ===========       ===========

  Weighted average shares outstanding................     9,565,903         9,561,204
                                                        ===========       ===========

  Net income per share...............................   $       .08       $     -
                                                        ===========       ===========

  FULLY DILUTED
  -------------

  Net income .........................................  $       748       $         9


  ADD:
        Interest on 7% Convertible Subordinated
         Debentures, net of applicable income
         taxes.......................................           247               268
                                                        -----------       -----------

  Net income for fully diluted net income
   per share.........................................   $       995       $       277
                                                        ===========       ===========

  Weighted average number of shares used in
   calculating primary net income per share..........     9,565,903         9,561,204

  ADD:
        Shares issuable upon conversion of 7%
         Convertible Subordinated Debentures.........     1,033,128         1,175,106

        Stock options................................           693             -
                                                        -----------       -----------

  Weighted average number of shares used in
   calculating fully diluted net income per
    share............................................    10,599,724        10,736,310
                                                        ===========       ===========

  Fully diluted net income per share.................   $       .09       $       .03
                                                        ===========       ===========

                                                                      Exhibit 11


                      ROY F. WESTON, INC. AND SUBSIDIARIES

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE




                                                       Nine Months Ended September 30,
                                                       -------------------------------
                                                              1995          1994
                                                              ----          ----
                                                            (Thousands of Dollars)
  PRIMARY
  -------

  Net income (loss)..................................   $     2,282       $      (434)
                                                        ===========       ===========

  Weighted average shares outstanding................     9,524,196         9,502,449
                                                        ===========       ===========

  Net income (loss) per share........................   $       .24       $      (.05)
                                                        ===========       ===========

  FULLY DILUTED
  -------------

  Net income (loss)..................................   $     2,282       $      (434)


  ADD:
        Interest on 7% Convertible Subordinated
         Debentures, net of applicable income
         taxes.......................................           772               811
                                                        -----------       -----------

  Net income for fully diluted net income per
   share.............................................   $     3,054       $       377
                                                        ===========       ===========

  Weighted average number of shares used in
   calculating primary net income (loss) per share...     9,524,196         9,502,449

  ADD:
        Shares issuable upon conversion of 7%
         Convertible Subordinated Debentures.........     1,094,496         1,184,641

        Stock options................................           231             -
                                                        -----------       -----------

  Weighted average number of shares used in
   calculating fully diluted net income per
    share............................................    10,618,923        10,687,090
                                                        ===========       ===========

  Fully diluted net income per share.................   $       .29       $       .04
                                                        ===========       ===========